Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of PBHG Insurance Series Fund

In planning and performing our audit of the
financial statements of Growth II Portfolio, Large
Cap Growth Portfolio, Small Cap Portfolio, Small Cap
Growth Portfolio, Select Value Portfolio, Technology
& Communications Portfolio, Large Cap Growth
Concentrated Portfolio (formerly known as Select 20
Portfolio) and Mid-Cap Portfolio (constituting PBHG
Insurance Series Fund) (collectively referred to
herein as the "Fund") for the year ended December
31, 2004, we considered its internal control,
including control activities for safeguarding
securities, in order to determine our auditing
procedures for the purpose of expressing our opinion
on the financial statements and to comply with the
requirements of Form N-SAR, not to provide assurance
on internal control.
The management of the Fund is responsible for
establishing and maintaining internal control.  In
fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected benefits and related costs of controls.
Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing
financial statements for external purposes that are
fairly presented in conformity with generally
accepted accounting principles.  Those controls
include the safeguarding of assets against
unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control,
errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal
control to future periods is subject to the risk
that controls may become inadequate because of
changes in conditions or that the effectiveness of
their design and operation may deteriorate.
Our consideration of internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States).  A material
weakness, for purposes of this report, is a
condition in which the design or operation of one or
more of the internal control components does not
reduce to a relatively low level the risk that
misstatements caused by error or fraud in amounts
that would be material in relation to the financial
statements being audited may occur and not be
detected within a timely period by employees in the
normal course of performing their assigned
functions.  However, we noted no matters involving
internal control and its operation, including
controls for safeguarding securities, that we
consider to be material weaknesses as defined above
as of December 31, 2004.
This report is intended solely for the information
and use of the Board of Trustees, management and the
Securities and Exchange Commission and is not
intended to be and should not be used by anyone
other than these specified parties.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 9, 2005
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